UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2009

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 23, 2009, resolutions of the Board of Directors of the Federal Home Loan Bank of Cincinnati (the "FHLBank") terminating the Thrift Benefit Component of the FHLBank’s Benefit Equalization Plan and the FHLBank’s Nonqualified Deferred Compensation Plan for Directors became effective. Both plans are nonqualified deferred compensation plans. The descriptions of the plans contained in Item 11 of the FHLBank’s Form 10-K for the year ended December 31, 2008 are incorporated by reference herein. Grandfathered benefits that are exempt from Section 409A of the Internal Revenue Code (those amounts deferred and vested prior to January 1, 2005, and earnings thereon) will be distributed to participants in lump sum payments as soon as practicable after January 1, 2010 (and no later than December 31, 2010). Benefits attributable to the portions of the plans that are subject to Section 409A (non-grandfathered benefits, those amounts deferred or vested after December 31, 2004 and earnings thereon) will be distributed, also in lump sum payments, within the 12-24 month period after termination of the plans, as required by Section 409A. At November 30, 2009, account balances of the 10 current directors and for the named executive officers were $5.06 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

December 30, 2009	By:	Donald R. Able

Name: Donald R. Able
Title: Senior Vice President and Controller